UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2024

89bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39122	36-4946844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

142 Sansome Street, Second Floor

San Francisco, CA 94104

(Address of principal executive offices, including zip code)

(415) 432-9270

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ETNB	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 4, 2024, 89bio, Inc., a Delaware corporation (the “Company”), entered into a collaboration agreement (the “Collaboration Agreement”) with BiBo Biopharma Engineering Co., Ltd., a company incorporated under the laws of the People’s Republic of China (“BiBo”), pursuant to which BiBo will construct a production facility specifically designed to supply the Company with pegozafermin for commercialization, if approved (the “Production Facility”).

Pursuant to the Collaboration Agreement, BiBo will build the Production Facility at BiBo’s facility in the Lin-gang Special Area of China (Shanghai) Pilot Free Trade Zone to manufacture the bulk active ingredient (the “Drug Substance”) required to produce pegozafermin for commercial supply. The platform is expected to provide the Company with manufacturing capacity to meet its commercial needs based on current projections. Under the Collaboration Agreement, the Company will pay BiBo an aggregate of $135 million toward the construction of the Production Facility (collectively, the “Payment”), of which 45% of the Payment will be payable in the third quarter of 2024. The remainder of the Payment will become payable upon achievement of certain specified milestones, of which up to an additional approximately 45% of the Payment could become payable within the next 12 months, depending on the timing of achievement of certain milestones. If the actual costs of the Production Facility are substantially greater than the estimated budget, the parties will negotiate a means of allocating such cost overruns.

As previously disclosed, the Company and BiBo are party to that certain Master Services Agreement, dated February 10, 2023, as amended on February 24, 2023 (the “MSA”). Prior to commencement of commercial operations of the Production Facility, the Company and BiBo expect to enter into a work order under the MSA for the production and supply of the Drug Substance using the Production Facility. The work order is expected to provide for industry standard commercial supply arrangements, including capacity, reservations and pricing. Pursuant to the Collaboration Agreement, the Company will receive a negotiated discount for the Company’s commercial supply until the Payment has been recouped.

The foregoing is a summary description of certain terms of the Collaboration Agreement and does not purport to be complete, and it is qualified in its entirety by reference to the full text of the Collaboration Agreement, which is expected to be filed as an exhibit no later than with the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

89bio, Inc.

Date: April 10, 2024	By:	/s/ Rohan Palekar
Rohan Palekar
Chief Executive Officer